Ohr Pharmaceutical, Inc. S-3

Exhibit 5.1

TROUTMAN SANDERS LLP

Attorneys at Law

875 Third Avenue

New York, New York 100022

212.704.6000 telephone

troutmansanders.com

September 15, 2017

Ohr Pharmaceutical, Inc.

800 Third Avenue, 11th Floor

New York, NY

Ladies and Gentlemen:

We have acted as counsel to Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, together or separately and in one or more series, of the following securities of the Company: (i) shares of common stock, $0.0001 par value per share (“Common Stock”); (ii) shares of preferred stock, $0.0001 par value per share (“Preferred Stock”); (iii) debt securities (“Debt Securities”) which may be either senior debt securities or subordinated debt securities and which may be issued under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee; (iv) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock and/or Debt Securities, which may be issued under warrant agreements (“Warrant Agreements”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent or agents; (v) rights (the “Rights”) to purchase shares of Common Stock, Preferred Stock, Debt Securities or other securities which may be issued under one or more rights certificates (each, a “Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and an agent or agents; (vi) purchase contracts (“Purchase Contracts”), including contracts obligating holders to purchase from the Company and for the Company to sell to such holders, or obligating the Company to purchase from holders and for such holders to sell to the Company, a specific or variable number of the Debt Securities, shares of Common Stock, Preferred Stock, Warrants or Rights, or securities of an entity unaffiliated with the Company, or any combination thereof, at a future date or dates (each, a “Purchase Contract”); (vii) units (the “Units”) comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Rights, Purchase Contracts and Warrants, in any combination, which may be issued under unit agreements (each a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company; and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants, Rights, Purchase Contracts, and Units, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or the settlement of any Rights, Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

The Securities will have an aggregate offering price of up to $250,000,000 and will be offered on a continuous or delayed basis as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to the provisions of Rule 415 under the Securities Act.

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September 15, 2017

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended to date, and the Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Offered Securities, (iii) a specimen certificate representing the Common Stock and (iv) the Registration Statement and exhibits thereto, including the Prospectus contained therein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Securities Act (and will remain effective under the Securities Act at the time of issuance of the Offered Securities thereunder), (ii) any Prospectus Supplement describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Indentures, Purchase Contracts, Units, Warrant Agreements and the Rights Agreements have been or will be duly authorized, executed and delivered by the parties thereto, and, in the case of the Indentures, in substantially the form reviewed by us, and that any Debt Securities, Purchase Contracts, Units, Warrants or Rights Certificates, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto and that each will be governed by the laws of the State of New York, (iv) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, the Offered Securities of the Company, the Purchase Contracts, the Units, the Warrant Agreements and the Subscription Rights Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

September 15, 2017

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Offered Securities or as to the effect that the Company’s performance of such obligations may have upon any of the matters referenced below.

Our opinions set forth below are limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.       With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) if certificated, certificates in the form required under Delaware law representing the shares of Offered Common Stock are duly executed and countersigned; and (ii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.       With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (ii) the certificate of designation for the particular series of Offered Preferred Stock have been filed with the Secretary of State of the State of Delaware and (iii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.       With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Purchase Contracts or Units), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

September 15, 2017

4.       With respect to any Warrants offered by the Company, including any Indeterminate Securities (the “Offered Warrants”), when the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.       With respect to any Rights, including any Indeterminate Securities (the “Offered Rights”), when (i) the Common Stock, the Preferred Stock or other securities described in the Prospectus relating to such Offered Rights has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (ii) the Right Certificates in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Rights Agreement, the Offered Rights (including any Rights duly issued upon due conversion, exchange or exercise of any Debt Securities, Warrants or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable Rights Agreement, the Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, Warrants or Preferred Stock, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.       With respect to any Purchase Contracts offered by the Company, including any Indeterminate Securities (the “Offered Purchase Contracts”), when the applicable Offered Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedy.

September 15, 2017

7.       With respect to any Units, including any Indeterminate Securities (the “Offered Units”), when the Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP